As filed with the Securities and Exchange Commission on February 24, 2005
Registration No. 333-122844

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BIOTIME, INC.
(Exact name of Registrant as specified in charter)

California (State or other jurisdiction of incorporation or organization)	94-3127919 (I.R.S. Employer Identification Number)

935 Pardee Street, Berkeley, California 94710
(Address of principal executive offices) (Zip Code)

2002 Stock Option Plan
(Full title of the plan)

Judith Segall
Vice President
BioTime, Inc.
935 Pardee Street
Berkeley, California 94710
(Name and address of agent for service)

(510) 845-9535
(Telephone number, including area code, of agent for service)

_________________________

Copies of all communications, including all communications sent to the agent for service, should be sent to:
RICHARD S. SOROKO, ESQ.
Lippenberger, Thompson, Welch, Soroko & Gilbert LLP
201 Tamal Vista Blvd.
Corte Madera, California 94925
Tel. (415) 927-5200
_________________________

Item 8. Exhibits.

Exhibit Numbers	Description

4.1	Specimen of Common Share Certificate.†

4.2	2002 Stock Option Plan††

4.3	Amendment to 2002 Stock Option Plan†††

5.1	Opinion of Counsel†††

23.1	Consent of BDO Seidman LLP*

23.2	Consent of Deloitte & Touche LLP*

23.3	Consent of Counsel (Included in Exhibit 5.1)

† Incorporated by reference to Registration Statement on Form S-1, File Number 33-44549 filed with the Securities and Exchange Commission on December 18, 1991, and Amendment No. 1 and Amendment No. 2 thereto filed with the Securities and Exchange Commission on February 6, 1992 and March 7, 1992, respectively.

†† Incorporated by reference to Registration Statement on Form S-8, File Number 333-101651 filed with the Securities and Exchange Commission on December 4, 2002.

††† Previously filed.

* Filed herewith.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California on February 24, 2005.

BIOTIME, INC.

By:	/s/ Judith Segall
Judith Segall, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Judith Segall	Vice President-Operations, Member Office of	February 24, 2005
JUDITH SEGALL	the President*, Secretary, and Director (Co-Principal Executive Officer)

/s/ Harold Waitz	Vice President, Member Office of the President*,	February 24, 2005
HAROLD WAITZ	and Director (Co-Principal Executive Officer)

/s/ Hal Sternberg	Vice President, Member Officer of the President*,	February 24, 2005
HAL STERNBERG	and Director (Co-Principal Executive Officer)

/s/ Steven Seinberg	Chief Financial Officer	February 24, 2005
STEVEN SEINBERG	(Principal Financial and Accounting Officer)

	Director	_________, 2005
MICHAEL D. WEST

	Director	_________, 2005
KATHERINE GORDON

/s/ Milton Dresner	Director	February 24, 2005
MILTON DRESNER

	Director	_________, 2005
VALETA GREGG

*The Office of the President is composed of three executive officers of the registrant who collectively exercise the powers of the Chief Executive Officer.

II-2

EXHIBIT INDEX

Exhibit Numbers	Description

4.1	Specimen of Common Share Certificate.†

4.2	2002 Stock Option Plan††

4.3	Amendment to 2002 Stock Option Plan†††

5.1	Opinion of Counsel†††

23.1	Consent of BDO Seidman LLP*

23.2	Consent of Deloitte & Touche LLP*

23.3	Consent of Counsel (Included in Exhibit 5.1)

† Incorporated by reference to Registration Statement on Form S-1, File Number 33-44549 filed with the Securities and Exchange Commission on December 18, 1991, and Amendment No. 1 and Amendment No. 2 thereto filed with the Securities and Exchange Commission on February 6, 1992 and March 7, 1992, respectively.

†† Incorporated by reference to Registration Statement on Form S-8, File Number 333-101651 filed with the Securities and Exchange Commission on December 4, 2002.

††† Previously filed.

* Filed herewith.